Exhibit 99.1

Stellar Biotechnologies and Neovacs Sign Joint Venture Agreement to
Manufacture Conjugated Therapeutic Vaccines with Stellar KLH™

PORT HUENEME, CA, PARIS and BOSTON, (May 11, 2016) — Stellar Biotechnologies, Inc. (“Stellar”) (Nasdaq: SBOT) and Neovacs S.A. (“Neovacs”) (Alternext Paris: ALNEV) today announced their entry into a joint venture agreement to manufacture and sell conjugated therapeutic vaccines (the “Joint Venture”) using Stellar’s proprietary Keyhole Limpet Hemocyanin (KLH).

The purpose of the Joint Venture is to produce Neovacs’ Kinoid immunotherapy product candidates, including IFNa-Kinoid, as well as potentially manufacture and sell other KLH-based immunotherapy vaccine products to third party customers worldwide.

Neovacs is a leader in the development of active immunotherapies for autoimmune and inflammatory diseases. Neovacs' patented Kinoid technology combines a targeted cytokine attached to a carrier protein as the immune-stimulating molecule. Neovacs' lead product candidate is IFNa-Kinoid a conjugated vaccine based on IFNa and KLH from Stellar. IFNa-Kinoid is in a multicenter Phase IIb clinical trial in Europe, Asia and Latin America for the treatment of moderate to severe systemic lupus erythematosus (lupus). Neovacs recently received FDA permission to extend the Phase IIb clinical trial of IFNa-Kinoid to the United States. The IFNa-Kinoid development program was recently expanded to include Dermatomyositis, an orphan indication in which IFNa plays an important role.

In January 2016, Neovacs secured public financing of €5 million from The General Commission for Investment operated by Bpifrance. Nevoacs plans to use these funds to establish the manufacturing facility that will produce Neovacs’ immunotherapy vaccines, including IFNα-Kinoid.

Under the terms of the Joint Venture agreement, Stellar and Neovacs will form a company in France (the “Joint Venture Company”) to carry out the business of the partnership including, but not limited to, operational activities, staffing, and the negotiation of agreements related to supply and services for the Joint Venture. The formation of the Joint Venture Company is expected to close on or before June 30, 2016. The Joint Venture Company will be owned initially 70% by Neovacs, with Stellar holding the remaining 30% interest. The Joint Venture will be governed by a three-member board of directors, two of whom will be appointed by Neovacs and one appointed by Stellar. Stellar will have certain minority shareholder rights requiring, among other things, unanimity for approval of by the board and/or shareholders of certain key decisions. The Joint Venture has an initial ten-year term, renewable for successive five-year terms.

Miguel Sieler, Chief Executive Officer of Neovacs said, “This joint venture with Stellar Biotechnologies is an important alliance because it further strengthens Neovacs’ industrial plan. Neovacs has secured funding to move forward on the manufacturing facility and now this joint venture provides access to scalable capacity of KLH which is a key component of our Kinoid technology. These steps will support the manufacturing infrastructure as we progress through clinical trials and to potential market launch of our KLH-Kinoid immunotherapy vaccines.”

“This partnership is both a natural extension of Stellar’s strong relationship with Neovacs and, we believe, a unique opportunity for Stellar. It will position Stellar to benefit from the anticipated manufacturing and sale of finished immunotherapy products and to advance the market for our KLH protein products,” stated Frank Oakes, President, CEO and Chairman of Stellar Biotechnologies, Inc. “Through this joint venture, Stellar and Neovacs can work together to ensure the success of Neovacs products like IFNα-Kinoid for lupus while we lay the groundwork to offer similar support to other companies developing KLH-based immunotherapies.”

About Neovacs

Created in 1993, Neovacs S.A. (ALTERNEXT PARIS: ALNEV) is today a leading biotechnology company focused on an active immunotherapy technology platform (Kinoids) with applications in autoimmune and/or inflammatory diseases. On the basis of the company’s proprietary technology for inducing a polyclonal immune response (covered by five patent families that potentially run until 2032), Neovacs is focusing its clinical development efforts on IFNα-Kinoid, an immunotherapy being developed for the indication of lupus and dermatomyositis. Neovacs is also conducting preclinical development works on other therapeutic vaccines in the fields of auto-immune diseases, oncology and allergies. The goal of the Kinoid approach is to enable patients to have access to safe treatments with efficacy that is sustained in these life-long diseases www.neovacs.fr.

About Stellar Biotechnologies, Inc.

Stellar Biotechnologies, Inc. (Nasdaq: SBOT) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's and inflammatory diseases) as well as a finished product for measuring immune status. Stellar Biotechnologies is unique in its proprietary methods, facilities, and KLH technology. We are committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies.

Visit www.stellarbiotech.com and the KLH knowledge base www.klhsite.org.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: general economic and business conditions; technology changes; competition; changes in strategy or development plans; governmental regulations and the ability or failure to comply with governmental regulations; the timing of the Company’s or its partners’ anticipated results, including in connection with clinical trials; the ability to meet the goals of the Company’s joint ventures and strategic partnerships; and other factors referenced in the Company's filings with securities regulators. For a discussion of further risks and uncertainties related to the Company's business, please refer to the Company's public company reports filed with the B.C. Securities Commission and the U.S. Securities and Exchange Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, the Company assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States.

Stellar Biotechnologies Company Contact:

Mark A. McPartland

Vice President of Corporate Development and Communications
Phone: +1 (805) 488-2800 ext. 103
markmcp@stellarbiotech.com

Neovacs Company Contacts:

NEOVACS – Corporate Communication & Investor Relations

Charlène Masson

+33 (0)1 53 10 93 14

cmasson@neovacs.com

Investor Relations / Financial Communications – NewCap

Valentine Brouchot / Pierre Laurent

+33 (0)1 44 71 94 94

neovacs@newcap.eu

Investor Relations / Financial Communications Germany – MC Services

Raimund Gabriel

+49-89-21-02-28-30

raimund.gabriel@mc-services.eu